                                                                     EXHIBIT 3.3

                                     BYLAWS

                                       OF

                          SOMAXON PHARMACEUTICALS, INC.

                                                                               .
                                                                               .
                                                                               .

                                     BYLAWS

                                       OF

                          SOMAXON PHARMACEUTICALS, INC.

                                TABLE OF CONTENTS

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                                                                                  Page
                                                                                  ----
ARTICLE I - OFFICES........................................................        1
    Section 1.  REGISTERED OFFICES.........................................        1
    Section 2.  OTHER OFFICES..............................................        1

ARTICLE II - MEETINGS OF STOCKHOLDERS......................................        1
    Section 1.  PLACE OF MEETINGS..........................................        1
    Section 2.  ANNUAL MEETING OF STOCKHOLDERS.............................        1
    Section 3.  QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF..............        1
    Section 4.  VOTING.....................................................        1
    Section 5.  PROXIES....................................................        2
    Section 6.  SPECIAL MEETINGS...........................................        2
    Section 7.  NOTICE OF STOCKHOLDERS' MEETINGS...........................        2
    Section 8.  MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST.............        2
    Section 9.  STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING....        2

ARTICLE III - DIRECTORS....................................................        3
    Section 1.  THE NUMBER OF DIRECTORS....................................        3
    Section 2.  VACANCIES..................................................        3
    Section 3.  POWERS.....................................................        3
    Section 4.  PLACE OF DIRECTORS' MEETINGS...............................        3
    Section 5.  REGULAR MEETINGS...........................................        3
    Section 6.  SPECIAL MEETINGS...........................................        4
    Section 7.  QUORUM.....................................................        4
    Section 8.  ACTION WITHOUT MEETING.....................................        4
    Section 9.  TELEPHONIC MEETINGS........................................        4
    Section 10.  COMMITTEES OF DIRECTORS...................................        4
    Section 11.  MINUTES OF COMMITTEE MEETINGS.............................        4
    Section 6.  CHAIRMAN OF THE BOARD......................................        5
    Section 12.  COMPENSATION OF DIRECTORS.................................        5

ARTICLE IV - OFFICERS......................................................        5

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
    Section 1.  OFFICERS...................................................        5
    Section 2.  ELECTION OF OFFICERS.......................................        5
    Section 3.  SUBORDINATE OFFICERS.......................................        5
    Section 4.  COMPENSATION OF OFFICERS...................................        5
    Section 5.  TERM OF OFFICE; REMOVAL AND VACANCIES......................        5
    Section 7.  PRESIDENT..................................................        5
    Section 8.  VICE PRESIDENTS............................................        6
    Section 9.  SECRETARY..................................................        6
    Section 10.  ASSISTANT SECRETARY.......................................        6
    Section 11.  TREASURER.................................................        6
    Section 12.  ASSISTANT TREASURER.......................................        6

ARTICLE V - INDEMNIFICATION OF DIRECTORS AND OFFICERS......................        7

ARTICLE VI - INDEMNIFICATION OF EMPLOYEES AND AGENTS.......................        9

ARTICLE VII - CERTIFICATES OF STOCK........................................        9
    Section 1.  CERTIFICATES...............................................        9
    Section 2.  SIGNATURES ON CERTIFICATES.................................        9
    Section 3.  STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES.........        9
    Section 4.  LOST CERTIFICATES..........................................        9
    Section 5.  TRANSFERS OF STOCK.........................................       10
    Section 6.  FIXED RECORD DATE..........................................       10
    Section 7.  REGISTERED STOCKHOLDERS....................................       10

ARTICLE VIII - GENERAL PROVISIONS..........................................       10
    Section 1.  DIVIDENDS..................................................       10
    Section 2.  PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES....................       10
    Section 3.  CHECKS.....................................................       10
    Section 4.  FISCAL YEAR................................................       10
    Section 5.  CORPORATE SEAL.............................................       10
    Section 6.  MANNER OF GIVING NOTICE....................................       11
    Section 7.  WAIVER OF NOTICE...........................................       11
    Section 8.  ANNUAL STATEMENT...........................................       11

ARTICLE IX - AMENDMENTS....................................................       11
    Section 1.  AMENDMENT BY DIRECTORS OR STOCKHOLDERS.....................       11

ARTICLE IX - RIGHT OF FIRST REFUSAL........................................       11

                                       ii
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
    Section 1.  RESTRICTION ON TRANSFER....................................       11
    Section 2.  NOTICE REQUIREMENT.........................................       11
    Section 3.  OPTION OF THE CORPORATION..................................       11
    Section 4.  SPECIAL PROVISIONS REGARDING EXCHANGES.....................       12
    Section 4.  EFFECT OF PURCHASE.........................................       12
    Section 6.  CERTAIN TRANSFERS EXEMPT...................................       12
    Section 7.  LIMITATIONS ON RIGHT OF FIRST REFUSAL......................       13
    Section 8.  WAIVER.....................................................       13
    Section 9.  ASSIGNMENT; ALTERNATIVE RIGHTS.............................       13
    Section 10.  LEGEND....................................................       13

                                     BYLAWS

                                       OF

                          SOMAXON PHARMACEUTICALS, INC.

                                    ARTICLE I

                                     OFFICES

      Section 1. REGISTERED OFFICE. The registered office shall be in the City of Dover, County of Kent, State of Delaware.

      Section 2. OTHER OFFICES. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

      Section 1. PLACE OF MEETINGS. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the corporation.

      Section 2. ANNUAL MEETING OF STOCKHOLDERS. The annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected in the manner provided in the certificate of incorporation of the corporation (the "Certificate of Incorporation") and in the Bylaws, and any other proper business may be transacted.

      Section 3. QUORUM; ADJOURNED MEETINGS AND NOTICE THEREOF. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

      Section 4. VOTING. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

      Section 5. PROXIES. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him or her by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Except as may be otherwise provided in the Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power, registered in his or her name on the books of the corporation on the record date set by the Board of Directors as provided in Article VII, Section 6 hereof.

      Section 6. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board and shall be called by the Chairman of the Board, President or the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

      Section 7. NOTICE OF STOCKHOLDERS' MEETINGS. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the corporation.

      Section 8. MAINTENANCE AND INSPECTION OF STOCKHOLDER LIST. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

      Section 9. STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 9 to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III

                                    DIRECTORS

      Section 1. THE NUMBER OF DIRECTORS. The initial number of directors which shall constitute the whole Board of Directors shall be four (4); the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his or her successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat.

      Section 2. VACANCIES. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

      Section 3. POWERS. The property and business of the corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

      Section 4. PLACE OF DIRECTORS' MEETINGS. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

      Section 5. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

      Section 6. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board on forty-eight (48) hours notice to each director, either personally or by mail, e-mail or by telegram; special meetings shall be called by the Chairman of the Board, President or the Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director; in which case special meetings shall be called by the Chairman of the Board, President or Secretary in like manner or on like notice on the written request of the sole director.

      Section 7. QUORUM. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

      Section 8. ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      Section 9. TELEPHONIC MEETINGS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

      Section 10. COMMITTEES OF DIRECTORS. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

      Section 11. MINUTES OF COMMITTEE MEETINGS. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

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

      Section 12. CHAIRMAN OF THE BOARD. The Board of Directors may designate one of its members to serve as Chairman of the Board, and if so, the Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and stockholders, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Bylaws.

      Section 13. COMPENSATION OF DIRECTORS. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

      Section 1. OFFICERS. The officers of this corporation shall be chosen by the Board of Directors and shall include a President and a Secretary. The corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Vice-Chairman of the Board of Directors, a Chief Executive Officer, a Chief Financial Officer or Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of
Section 3 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. At the time of the election of officers, the directors may by resolution determine the order of their rank. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

      Section 2. ELECTION OF OFFICERS. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

      Section 3. SUBORDINATE OFFICERS. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

      Section 4. COMPENSATION OF OFFICERS. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

      Section 5. TERM OF OFFICE; REMOVAL AND VACANCIES. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

      Section 6. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. He or she shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

      Section 7. VICE PRESIDENTS. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

      Section 8. SECRETARY. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these Bylaws. He or she shall keep in safe custody the seal of the corporation, and when authorized by the Board of Directors, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

      Section 9. ASSISTANT SECRETARY. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

      Section 10. CHIEF FINANCIAL OFFICER OR TREASURER. The Chief Financial Officer or Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

      Section 11. ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or Treasurer, perform the duties and exercise the powers of the Chief Financial Officer or Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                    ARTICLE V

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

      (a) The corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

      (b) The corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

      (c) To the extent that a director or officer of the corporation shall be successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made
(1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. The corporation, acting through its Board of Directors or otherwise, shall cause such determination to be made if so requested by any person who is indemnifiable under this Article V.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article V.

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      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

      (g) The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article V.

      (h) For the purposes of this Article V, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this
Article V with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The corporation shall be required to indemnify a person in connection with an action, suit or proceeding (or part thereof) initiated by such person only if the action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

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                                   ARTICLE VI

                     INDEMNIFICATION OF EMPLOYEES AND AGENTS

      The corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the corporation or, while an employee or agent of the corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the extent permitted by applicable law.

                                   ARTICLE VII

                              CERTIFICATES OF STOCK

      Section 1. CERTIFICATES. Every holder of stock of the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

      Section 2. SIGNATURES ON CERTIFICATES. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

      Section 3. STATEMENT OF STOCK RIGHTS, PREFERENCES, PRIVILEGES. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

      Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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

      Section 5. TRANSFERS OF STOCK. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

      Section 6. FIXED RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

      Section 7. REGISTERED STOCKHOLDERS. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  Section 1. DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to and subject to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

                  Section 2. PAYMENT OF DIVIDENDS; DIRECTORS' DUTIES. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

                  Section 3. CHECKS. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                  Section 4. FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

                  Section 5. CORPORATE SEAL. The corporate seal shall contain two concentric circles with the name of the corporation between the two circles and the date and state of incorporation appearing in the inner circle.

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

      Section 6. MANNER OF GIVING NOTICE. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

      Section 7. WAIVER OF NOTICE. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

      Section 8. ANNUAL STATEMENT. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

                                   ARTICLE IX

                                   AMENDMENTS

      Section 1. AMENDMENT BY DIRECTORS OR STOCKHOLDERS. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

                                   ARTICLE X

                             RIGHT OF FIRST REFUSAL

      Section 1. RESTRICTION ON TRANSFER. No stockholder of the corporation shall transfer, assign, hypothecate, encumber, pledge or otherwise alienate (hereinafter "Transfer") any shares of Common Stock of the corporation (the "Common Stock") owned by such stockholder unless such stockholder previously complied with all provisions of this Article X. Any Transfer not made in accordance with this Article X shall be void, and the corporation shall not treat the transferee in such transaction as a stockholder for any purpose.

      Section 2. NOTICE REQUIREMENT. If a stockholder seeks to Transfer any Common Stock, whether voluntarily or involuntarily, such stockholder (the "Offering Stockholder") shall first give simultaneous written notice of such intention ("Notice of Transfer") to the Secretary of the corporation. The Notice of Transfer shall specify the number of shares of Common Stock to be transferred (the "Offered Shares"), and state the price and all other terms of the proposed transaction. The Notice of Transfer shall constitute an irrevocable offer to sell the Offered Shares during the periods described below.

      Section 3. OPTION OF THE CORPORATION. For ten (10) days following the delivery of a Notice of Transfer (the "Option Period"), the corporation shall have an irrevocable right to purchase all or a portion of the Offered Shares in accordance with the terms stated in the Notice of Transfer. The

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

right may be exercised by a written notice, signed by the President of the corporation (the "Corporation Notice"), stating that the corporation desires to purchase the Offered Shares and tendering the purchase price therefor. Such notice and the purchase price for the Offered Shares shall be delivered to the Offering Stockholder before expiration of the Option Period. Failure to so respond within the Option Period to the Notice of Transfer shall be deemed an irrevocable waiver by the corporation of its right to acquire the Offered Shares. The corporation shall effect the purchase of the Offered Shares, including payment of the purchase price, not more than five (5) business days after delivery of the Corporation Notice, and at such time the Offering Stockholder shall deliver to the corporation the certificate(s) representing the Offered Shares to be purchased by the corporation, each certificate to be properly endorsed for transfer. Any Common Stock so purchased by the corporation shall thereupon be cancelled and cease to be issued and outstanding shares of the corporation's Common Stock.

      Section 4. SPECIAL PROVISIONS REGARDING EXCHANGES. If the Notice of Transfer specifies consideration other than cash, then the Offered Shares may be purchased in cash for the fair market value of such property, as determined in good faith by an independent appraiser. All expenses for such independent appraiser shall be borne by the Offering Stockholder.

      Section 5. EFFECT OF PURCHASE. For purposes of Section 3 of this Article X, the purchase price for Offered Shares shall be deemed tendered, and said Offered Shares shall be deemed purchased, at such time as the Offering Stockholder receives written notice enclosing a cashier's check for the purchase price or stating that the purchase price has been delivered to a third party (such as counsel to the corporation) with instructions to deliver such amount to the Offering Stockholder upon surrender of certificates representing the Offered Shares, duly endorsed with signatures guaranteed. All rights accorded the Offering Stockholder with respect to the Offered Shares, other than the right to payment therefor, shall cease at that time. If payment is tendered directly to the Offering Stockholder, the Offering Stockholder shall promptly, but in no event later than five (5) business days, cause to be delivered certificate(s) representing the Offered Shares, duly endorsed with signatures guaranteed, to the corporation's transfer agent for cancellation or transfer.

      Section 6. CERTAIN TRANSFERS EXEMPT. Notwithstanding anything else contained in this Article X to the contrary, an Offering Stockholder shall be permitted to make Transfers of certain shares of Common Stock held by such Offering Stockholder without complying with the provisions of Sections 1 through 5 of this Article X above if such Transfer is:

      (a) to the Offering Stockholder's spouse, parents, children, or siblings or other members of the Offering Stockholder's family (including relatives by marriage), or to a trust for the benefit of the Offering Stockholder or any of the foregoing members of his or her family, or to a custodian, trustee or other fiduciary for the account of the Offering Stockholder or any of the foregoing members of his or her family in connection with a bona fide estate planning transaction;

      (b) by way of bequest or inheritance upon death;

      (c) to any person, association or entity that, directly or indirectly, through one or more intermediaries, has voting control or has its voting controlled by, or is under common voting control with, such Offering Stockholder;

      (d) by way of a bona fide gift;

      (e) in connection with a Change of Control (as defined in Section 7 of this Article X below); or

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

      (f) subject to an alternative right of first refusal or similar right granted by the corporation to a third party or parties which is senior to the corporation's rights under this Article X.

      Any Transfer set forth in clauses (a) through (f) of this Section 6 may be referred to herein as a "Permitted Transfer."

      Section 7. LIMITATIONS ON RIGHT OF FIRST REFUSAL. The restrictions imposed by this Article X shall not apply to and shall terminate upon (i) the closing of a firmly underwritten public offering of Common Stock or (ii) the closing of any transaction or series of related transactions constituting (a) a reorganization, merger, consolidation or sale of all or substantially all of the corporation's stock, as a result of which transaction or series of related transactions the corporation's stockholders of record as constituted immediately prior to such transaction or series of related transactions hold less than a majority of the outstanding voting power of the surviving or acquiring entity after the consummation of such transaction or series of related transactions; or (b) a sale of all or substantially all of the assets of the corporation (each of clauses (a) and (b) a "Change of Control").

      Section 8. WAIVER. The provisions of this Article X may be waived with respect to any transfer only in writing signed by the corporation.

      Section 9. ASSIGNMENT; ALTERNATIVE RIGHTS. The corporation may assign its rights under this Article X or grant alternative rights of first refusal or similar rights to a third party or parties.

      Section 10. LEGEND. Any and all certificates representing any shares of Common Stock shall bear a legend referring to the restrictions imposed by this
Article X in substantially the form below:

      "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A RIGHT OF FIRST REFUSAL OPTION IN FAVOR OF THE CORPORATION AND/OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION."

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